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                                                                    EXHIBIT 23.5


                       CONSENT OF NEEDHAM & COMPANY, INC.

         We consent to the inclusion of our opinion and to all references to our firm contained herein.


                                          /s/ Needham & Company, Inc.
                                          ---------------------------
                                          Needham & Company, Inc.

Dated:  January 22, 1998